    As filed with the Securities and Exchange Commission on March 17, 1997
                           Registration No. 2-99855

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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   ---------

                         POST-EFFECTIVE AMENDMENT NO. 4
                                       TO
                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                                  ----------

                          KYSOR INDUSTRIAL CORPORATION
             (Exact Name of Registrant as Specified in Its Charter)

            Michigan                                     38-1909000
(State or Other Jurisdiction of             (I.R.S. Employer Identification No.)
Incorporation or Organization)


                          775 Corporate Woods Parkway
                         Vernon Hills, Illinois  60061
                    (Address of Principal Executive Offices)

                            1984 Stock Option Plan
                           (Full Title of the Plan)

                               Donald D. Holmes
                    Vice President-Treasurer and Secretary
                         Kysor Industrial Corporation
                          775 Corporate Woods Parkway
                         Vernon Hills, Illinois 60061
                               (Name and Address
                             of Agent For Service)

                                (847) 215-4500
                       (Telephone Number, Including Area
                          Code, of Agent For Service)

                                   Copy to:

                             Frederick C. Lowinger
                                Sidley & Austin
                           One First National Plaza
                            Chicago, Illinois 60603
                                (312) 853-7000

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          This Registration Statement No. 2-99855 the "Registration Statement")
registered shares of Common Stock, par value $1.00 (the "Securities"), of Kysor Industrial Corporation (the "Registrant").

          On March 12, 1997, the Registrant became an indirect wholly owned subsidiary of Scotsman Industries, Inc. ("Scotsman") following a merger of a subsidiary of Scotsman with and into the Registrant, with the Registrant being the surviving corporation. As a result of the merger, the offering of the Securities has been terminated and, in accordance with Item 512(a)(3) of Regulation S-K under the Securities Act of 1933, as amended, this Post-Effective Amendment is being filed to remove from registration all Securities that remain unsold as of March 12, 1997.

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

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Post-Effective Amendment No. 4 to the Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized, in the City of Vernon Hills, State of Illinois, on March 13, 1997.

                                    KYSOR INDUSTRIAL CORPORATION


                                    By: /s/ Donald D. Holmes
                                        -------------------------------------
                                        Donald D. Holmes
                                        Vice President-Treasurer and Secretary

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on March 13, 1997.

Name                                      Title
----                                      -----

/s/ Richard C. Osborne            President, Chief Executive Officer
----------------------------      (Principal Executive Officer) and Director
Richard C. Osborne


/s/ Donald D. Holmes              Vice President--Treasurer and Secretary
----------------------------      (Principal Financial and Accounting
Donald D. Holmes                  Officer) and Director


/s/ William J. Rotenberry         Vice President-Assistant Treasurer
----------------------------      and Assistant Secretary and Director
William J. Rotenberry


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